Exhibit 24.1

POWER OF ATTORNEY

Reference is hereby made to the registration by Newbelco SA/NV (“Newbelco”), under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of ordinary shares of Newbelco without nominal value. Such securities are or will be registered on one or more registration statements on Form F-4, or on such other form or forms promulgated by the U.S. Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any director or officer of Newbelco, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Newbelco ordinary shares, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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Date: 22 August 2016	By:	/s/ Christophe Tans

Name: Christophe Tans
Title: Director (Principal Executive Officer)

Date: 24 August 2016	By:	/s/ Irene Florescu

Name: Irene Florescu
Title: Director (Principal Financial Officer and Principal Accounting Officer)

Date: 22 August 2016	By:	/s/ Wouter Vanmechelen

Name: Wouter Vanmechelen
Title: Director